Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of FirstCash Holdings, Inc. of our reports dated February 28, 2022, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of FirstCash Holdings, Inc., appearing in the Annual Report on Form 10-K of FirstCash Holdings, Inc. for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Dallas, Texas

September 2, 2022